Exhibit 1.1

Execution Copy

BANCORP 34, INC.

(a Maryland corporation)

Up to 1,634,334 Shares

(Subject to increase to up to 1,879,484 shares)

COMMON STOCK

($0.01 Par Value)

Offering Price $10.00 Per Share

AGENCY AGREEMENT

August 5, 2016

Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York  10019

Ladies and Gentlemen:

Alamogordo Financial Corp., a federal stock corporation (the “Mid-Tier Holding Company”), Bancorp 34, Inc., a newly formed Maryland corporation organized to be the successor to the Mid-Tier Holding Company (the “Holding Company”), AF Mutual Holding Company, a federally-chartered mutual holding company (the “MHC”) and Bank 34, a federally-chartered stock savings bank (the “Bank”), the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”) (collectively, the Mid-Tier Holding Company, the Holding Company, the MHC and the Bank are referred to as the “Primary Parties”) hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (the “Agent”) as follows:

Section 1.  The Offering.  The MHC, in accordance with the Plan of Conversion and Reorganization, as amended (the “Plan”), intends to convert from the federally-chartered mutual holding company form of organization to the stock holding company form of organization (the “Conversion”) in accordance with the laws of the United States and 12 C.F.R. Part 239 (Regulation MM) of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) (collectively, the “Conversion Regulations”).  In connection with the Conversion, the Holding Company will offer shares of Common Stock (as defined below) on a priority basis to (1) Eligible Account Holders; (2) Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Bank; (3) Supplemental Eligible Account Holders; and (4) Other Members (all capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan).

Pursuant to the Plan, the Holding Company is offering a minimum of 1,207,986 shares and a maximum of 1,634,334 shares of common stock, par value $0.01 per share (the “Common Stock”) (subject to an increase to up to 1,879,484 shares) (the “Offer Shares”), in the Subscription Offering, and, if necessary, (1) the Community Offering and/or (2) the Syndicated

Community Offering (collectively, the “Offering”).  The Holding Company will sell the Offer Shares in the Offering at $10.00 per share (the “Purchase Price”).

Pursuant to the Plan, the Holding Company will issue a minimum of 1,002,014 shares and a maximum of 1,355,666 shares of its Common Stock (subject to an increase to up to 1,559,016 shares) (the “Exchange Shares”) to existing public stockholders of the Mid-Tier Holding Company in exchange for their existing shares of the Mid-Tier Holding Company (the “Exchange”) so that, upon completion of the Offering and the Exchange, 100% of the outstanding shares of Common Stock of the Holding Company will be publicly held, 100% of the outstanding shares of common stock of the Bank will be held by the Holding Company, and the MHC and the Mid-Tier Holding Company will cease to exist.  Collectively, the Offer Shares and the Exchange Shares may also be termed the “Shares.”  If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, where applicable.

Pursuant to the Plan, in the Subscription Offering, the Holding Company will offer the Offer Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to:  (1) Eligible Account Holders; (2) Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Bank; (3) Supplemental Eligible Account Holders; and (4) Other Members.  The Holding Company may offer the Offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis first to natural persons and trusts of natural persons residing in Maricopa County in Arizona and Dona Ana and Otero Counties in New Mexico, and then to the Mid-Tier Holding Company’s public stockholders as of the Voting Record Date and then to the general public.  In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering.  Depending on market conditions, Offer Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers (“Assisting Brokers”) that are members of the Financial Industry Regulatory Authority (“FINRA”) managed by the Agent as the sole book-running manager.

It is acknowledged that the number of Offer Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of the Offer Shares in the Offering is subject to minimum and maximum purchase limitations as described in the Plan and the Prospectus; and that the Holding Company may reject, in whole or in part, any subscription received in the Community Offering and the Syndicated Community Offering.

The Holding Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-211820) in order to register the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder (the “1933 Act Regulations”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”).  The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the 1933 Act Regulations differing from the

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prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

In connection with the Conversion, the MHC filed with the Federal Reserve Board an application for conversion to a stock company (together with any other required ancillary applications and/or notices and amendments thereto, the “Conversion Application”) as required by the Federal Reserve Board in accordance with the Home Owners’ Loan Act, as amended (the “HOLA”), and 12 C.F.R. Part 239.  The Holding Company has also filed with the Federal Reserve Board its application on Form H-(e)1 (together with any other required ancillary applications and/or notices and amendments thereto, the “Holding Company Application”) to become a unitary savings and loan holding company under the HOLA and the regulations promulgated thereunder.  The Holding Company has also filed with the Office of the Comptroller of the Currency (the “OCC”) an application for approval for the Holding Company to acquire the Bank and to amend the Bank’s charter (together with any other required ancillary applications and/or notices and amendments thereto, the “OCC Application”), as required by the rules and regulations of the OCC promulgated under 12 C.F.R. Part 192.

Section 2.  Retention of Agent; Compensation.  Subject to the terms and conditions herein set forth, the Primary Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent (1) to utilize its best efforts to solicit subscriptions for the Offer Shares and to advise and assist the Primary Parties with respect to the sale by the Holding Company of the Offer Shares in the Offering and (2) to participate in the Offering in the areas of market making and in syndicate formation (if necessary).

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Primary Parties as to the matters set forth in the letter agreement, dated December 23, 2015, by and between the Mid-Tier Holding Company, the MHC and the Bank and the Agent (the “Letter Agreement”) (a copy of which is attached hereto as Exhibit A).  The Primary Parties acknowledge that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders.

Except as specifically provided for in Section 11 hereof, the obligations of the Agent pursuant to this Agreement shall terminate upon consummation of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the “End Date”) unless the Primary Parties and the Agent agree in writing to extend such period and the Federal Reserve Board agrees to extend the period of time in which the Offer Shares may be sold.  All fees or expenses due to the Agent but unpaid will be payable to the Agent in same day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date.

In the event that the Conversion and the Offering are not consummated for any reason, including but not limited to the inability to sell a minimum of 1,207,986 Offer Shares within the period herein provided (including any permitted extension thereof), or such other minimum number of Offer Shares as shall be established consistent with the Plan and the Conversion

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Regulations, this Agreement shall terminate and the Holding Company shall refund to any persons who have subscribed for or ordered any of the Shares the full amount that it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except that (i) the Primary Parties shall remain jointly and severally liable for amounts due as set forth in this Section 2 and in Sections 9 and 10 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant and (ii) the Agent shall remain liable for any amount due pursuant to Sections 9 and 10 hereof unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.  In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent that is not permitted by this Agreement, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraph (a) and be reimbursed for its reasonable documented expenses through the date of termination pursuant to subparagraph (d) below.

The Agent shall receive the following compensation and expense reimbursement for its services hereunder:

(a)          A management fee of $50,000 payable as follows:  $25,000, which was paid upon the signing of the Letter Agreement and $25,000, which was paid upon the filing of the initial Registration Statement.

(b)          A success fee of $250,000 shall be paid upon completion of the Offerings for Offer Shares sold in the Subscription Offering and the Community Offering.  The management fee described in subparagraph (a) above will be credited against the success fee paid pursuant to this subparagraph (b).  In the event the Agent is required or requested to provide significant services as a result of any re-solicitation of subscribers in connection with the Subscription Offering, the Holding Company will pay the Agent an additional $25,000.

(c)          If any Offer Shares remain available after the Subscription and Community Offerings, at the request of the Holding Company, the Agent will seek to form a syndicate of registered broker-dealers to assist in the sale of Offer Shares on a best-efforts basis in the Syndicated Community Offering, subject to the terms and conditions set forth in a selected dealers agreement to be entered into between the Agent and each selected dealer.  The Agent will endeavor to distribute the Offer Shares among dealers in a fashion that best meets the distribution objectives of the Holding Company and the Plan.  The Agent will be paid a fee not to exceed 6.0% of the aggregate purchase price of the shares of common stock sold in the Syndicated Community Offering.  From this fee, the Agent will pass onto selected broker-dealers, who assist in the Syndicated Community Offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.  Fees with respect to purchases affected with the assistance of a broker/dealer other than the Agent shall be transmitted by the Agent to such broker/dealer.  The Agent reserves the right and may, in its sole discretion, determine not to proceed with the Syndicated Community Offering based upon market conditions.  The decision to utilize selected broker-dealers will be made by the Agent upon consultation with the Holding Company.  The success fee described in paragraph (b) above will be credited against the fee to be paid pursuant to this subparagraph (c).

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(d)          The Agent will also be reimbursed for its reasonable, documented out-of-pocket expenses, not to exceed $30,000 (subject to the provisions of this paragraph), related to the Offering, including, but not limited to, costs of travel, meals and lodging, clerical assistance, photocopying, telephone, facsimile, and couriers.  The Agent will also be reimbursed for fees and expenses of its counsel not to exceed $75,000 (subject to the provisions of this paragraph).  These expense caps assume no unusual circumstances or delays, and no re-solicitation in connection with the Offering.  The Holding Company acknowledges and agrees that, in the event unusual circumstances arise or a delay or resolicitation occurs, including but not limited to a delay in the Offering that would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering documents, such expense caps may be increased by mutual consent of the Agent and the Bank by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of the Agent and an additional $15,000 in the case of additional fees and expenses of the Agent’s legal counsel.  In no event shall out-of-pocket expenses, including fees and expenses of Agent’s legal counsel, exceed $130,000.  The provisions of this paragraph are not intended to apply to or in any way impair or limit the indemnification or contribution provisions contained herein.  The Holding Company will bear all expenses of the proposed Offering customarily borne by issuers, including, without limitation, regulatory filing fees, the Commission, “blue sky,” and FINRA filing and registration fees; the fees of the Holding Company’s accountants, attorneys, appraiser, business plan consultant, transfer agent and registrar, printing, mailing and marketing and Syndicated Community Offering expenses associated with the Offering; the fees set forth under this Section 2; and fees for “blue sky” legal work.  If the Agent incurs such expenses on behalf of the Holding Company, the Holding Company will reimburse the Agent for such expenses; provided, however, the Agent agrees that it will not incur expenses on behalf of the Holding Company without the Holding Company’s prior written consent.

(e)          The Agent shall also receive a fee of $25,000 for certain conversion agent services set forth in the letter agreement, dated December 23, 2015, among the MHC, the Mid-Tier Holding Company, the Bank and the Agent (a copy of which is attached hereto as Exhibit B), $5,000 of which has already been paid to the Agent and is nonrefundable and the balance of which shall be payable to the Agent upon completion of the Offering.  In the event of any material changes in applicable regulations or the Plan of Conversion, or delays requiring duplicate or replacement processing due to changes to record dates, the Holding Company will pay the Agent an additional fee of $10,000.  The Holding Company will reimburse the Agent, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its conversion agent services, which shall not exceed $10,000 without the Holding Company’s written consent, which shall not be unreasonably withheld, conditioned or delayed, in which case such additional expenses shall not exceed $5,000.

Section 3.  Sale and Delivery of Shares.  If all conditions precedent to the consummation of the Conversion, including without limitation, the sale of all Offer Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue, or have issued, the Offer Shares sold in the Offering and to release for delivery certificates or book-entry statements as applicable for the Shares on the Closing Date against payment to the Holding Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Holding Company until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Agent or its counsel.  The release of

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Shares against payment therefor shall be made on a date and at a place acceptable to the Primary Parties and the Agent as set forth in Section 14.  Certificates for the Shares or book-entry statements, as applicable, shall be delivered directly to the purchasers in accordance with their directions as provided by the Holding Company to its registrar and transfer agent.  The date upon which the Holding Company shall release or deliver the Shares in accordance with the terms herein is called the “Closing Date.”

Section 4.  Representations and Warranties of the Primary Parties.  The Primary Parties jointly and severally represent and warrant to and agree with the Agent as follows:

(a)          The Registration Statement, which was prepared by the Primary Parties and filed with the Commission, has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the Commission.  At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, (i) the Registration Statement complied and will comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Primary Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Primary Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  At the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 3 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the Primary Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Primary Parties for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its counsel expressly regarding the Agent for use in the Prospectus in the second paragraph under the caption “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation,” “The Conversion and Offering—Syndicated Offering” or written statements or omissions contained in Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent (the “Agent Information”).

(b)          None of the Primary Parties has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the Bank’s or the Holding Company’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus, the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Holding Company and reviewed and approved in advance for

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distribution by the Agent or the Agent’s counsel.  The Holding Company has not, directly or indirectly, prepared or used and will not directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the 1933 Act Regulations, filed with the Commission), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 of the 1933 Act Regulations (without reliance on subsections (b), (c) and (d) for Rule 164); and the Holding Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 of the 1933 Act Regulations from using free writing prospectuses in connection with the offering of the Shares.

(c)          As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Offer Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with Agent Information.  As used in this paragraph and elsewhere in this Agreement:

1.	“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

2.	“Statutory Prospectus,” as of any time, means the Prospectus relating to the Offer Shares that is included in the Registration Statement (including any prospectus filed under Rule 424 under the 1933 Act Regulations) relating to the Offer Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

3.	“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the Offer Shares in the form filed or required to be filed or, if not required to be filed, in the form retained in the Holding Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

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4.	“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.	“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433(h) of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

6.	“Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the Primary Parties and the Agent.

(d)          Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the Offer Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or included or would include an untrue statement of a material fact, or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented, and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with Agent Information.

(e)          The Conversion Application, including the Plan, the Prospectus, the proxy statement for the solicitation of proxies from the Voting Members (as defined in the Plan) for the special meeting to approve the Plan (the “Members’ Proxy Statement”) and the proxy statement/prospectus for the solicitation of proxies from shareholders of the Mid-Tier Holding Company for the special meeting at which shareholders will vote on a proposal to approve the Plan (the “Shareholders’ Proxy Statement”), was approved by the Federal Reserve Board on August 3, 2016, and no approval or authorization of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Members’ Proxy Statement and Shareholders’ Proxy Statement.  At the time of its use, the Members’ Proxy Statement and

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any other proxy solicitation or informational materials will comply as to form in all material respects with the applicable provisions of the Conversion Regulations except to the extent waived or otherwise approved by the Federal Reserve Board or any other applicable regulator.  No order has been issued by the Federal Reserve Board or any other applicable regulators preventing or suspending the use of the Prospectus, the Members’ Proxy Statement or the Shareholders’ Proxy Statement and no action by or before the Federal Reserve Board or any other applicable regulator to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the knowledge of the Primary Parties, threatened.  At the time of the approval of the Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Shareholders’ Proxy Statement (including any amendments or supplements thereto), by the Federal Reserve Board or any other applicable regulator and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Shareholders’ Proxy Statement (including any amendments or supplements thereto), will comply as to form in all material respects with the Conversion Regulations, except to the extent waived or otherwise approved by the Federal Reserve Board or any other applicable regulator.  The Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Shareholders’ Proxy Statement (including any amendments or supplements thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(e) shall not apply to statements or omissions made in reliance upon and in conformity with Agent Information.

(f)           The Holding Company has filed the Holding Company Application with the Federal Reserve Board and has published notice of such filing and the Holding Company Application is accurate and complete in all material respects.  The Holding Company has received written notice from the Federal Reserve Board of its approval of the acquisition of the Bank on August 3, 2016, such approval remains in full force and effect and no order has been issued by the Federal Reserve Board or any other applicable regulator suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the Federal Reserve Board or any other applicable regulator.  At the date of such approval, the Holding Company Application complied as to form in all material respects with the applicable provisions of the HOLA and the regulations promulgated thereunder, except as the Federal Reserve Board has expressly waived such regulations in writing.

(g)          The Holding Company has received written notice from the OCC of its approval of the OCC Application on June 23, 2016, such approval remains in full force and effect and no order has been issued by the OCC or any other applicable regulator suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the OCC or any other applicable regulator.  At the date of such approval, the OCC Application complied as to form in all material respects with the applicable provisions of the regulations of the OCC, except as the OCC has expressly waived such regulations in writing.

(h)          The MHC has filed the Prospectus and any Sales Information with the Federal Reserve Board as part of the Conversion Application.  The Prospectus, the Shareholders’

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Proxy Statement and all Sales Information, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 3, complied and will comply as to form in all material respects with the applicable requirements of the 1933 Act Regulations, the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Federal Reserve Board and any other applicable regulator and the Commission for use in final form.  No approval of any other regulatory, supervisory or other public authority is required in connection with the distribution of the Prospectus, the Shareholders’ Proxy Statement and any Sales Information that has not been obtained and a copy of which has been delivered to the Agent.  The Primary Parties have not distributed any offering materials in connection with the Offering except for the Prospectus, the Shareholders’ Proxy Statement and any Sales Information that has been filed with the Registration Statement and the Conversion Application and authorized for use by the Commission and the Federal Reserve Board or any other applicable regulator.  The information contained in the Sales Information filed as an exhibit to both the Registration Statement and the Conversion Application does not conflict in any material respects with information contained in the Registration Statement and the Prospectus.

(i)           The Plan has been adopted by the Boards of Directors of each of the Primary Parties, and the offer and sale of the Shares will have been conducted in all material respects, except to the extent waived or otherwise approved by the Federal Reserve Board or any other applicable regulator, in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Primary Parties by the Federal Reserve Board or any other regulatory authority and in the manner described in the Prospectus.  To the knowledge of the Primary Parties, no person has sought to obtain review of the final action of the Federal Reserve Board or any other applicable regulator in approving the Conversion pursuant to the HOLA.

(j)           The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the Conversion Regulations or letters of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Federal Reserve Board if any, will have been complied with by the Primary Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(k)          The Bank is a duly organized and validly existing federally-chartered stock savings bank and upon completion of the Conversion will continue to be a duly organized and validly existing federally-chartered stock savings bank, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects of the Primary Parties, taken as a whole (a “Material Adverse Effect”); all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all laws, rules,

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regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect.  The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Primary Parties, taken as a whole.  The Bank does not have any subsidiaries other than Forward Holdings, LLC.

(l)           The Holding Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the Holding Company, at the Closing Date, will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.  As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Holding Company will comply therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect.  There are no outstanding warrants or options to purchase any securities of the Holding Company.  Upon completion of the Conversion, the Holding Company will have no direct subsidiary other than the Bank.

(m)         None of the Primary Parties owns equity securities or any equity interest in any other business enterprise except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or as are immaterial in amount and are not required to be described in the Registration Statement, the General Disclosure Package and the Prospectus.

(n)          The authorized capital stock of the Holding Company consists of 100,000,000 shares of Common Stock, par value $0.01 per share (the “Company Common Stock”), and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”).  The authorized capital stock of the Bank consists of 20,000,000 shares of common stock, par value $1.00 per share (the “Bank Common Stock”), of which 1,000 shares of Bank Common Stock are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock.  The issued and outstanding shares of Bank Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and, upon completion of the Conversion, will be owned directly by the Holding Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.  Following completion of the Conversion:  (i) the issued and outstanding shares of Company Common Stock will be duly authorized and validly issued and fully paid and nonassessable and will be issued in compliance with all federal and state securities laws; (ii) the provisions of the Company Common Stock will conform with the requirements of applicable law and to all statements

11

relating thereto contained in the Prospectus; (iii) the shares of Bank Common Stock to be issued to the Holding Company will be duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration described in the Plan, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Holding Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and (iv) the certificates representing the shares of the Company Common Stock will conform with the requirements of applicable laws and regulations.  The issuance of the Company Common Stock is not subject to preemptive rights.

(o)          The MHC is duly organized, validly existing and in good standing as a mutual holding company organized under the laws of the United States of America with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, at the Closing Date, the corporate existence of the MHC will cease to exist.  The MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the MHC is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operations of its business.  The MHC has no capital stock.

(p)          The Mid-Tier Holding Company is duly organized, validly existing and in good standing as a stock holding company organized under the laws of the United States of America with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, at the Closing Date, the corporate existence of the Mid-Tier Holding Company will cease to exist.  The Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Mid-Tier Holding Company is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operations of its business.

(q)          Except as described in the Prospectus there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of any of the Primary Parties, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party.

(r)           The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect.  Neither the Bank, nor any of its respective directors, officers or employees, has committed any material breach of trust with

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respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(s)          The Bank is a member in good standing of the Federal Home Loan Bank of Dallas (“FHLB-Dallas”).  The Bank is a member in good standing of the Federal Reserve System.  The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and upon consummation of the Conversion, the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.  No proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Primary Parties, threatened.

(t)           The Primary Parties have good and marketable title to all real property and good title to all other assets material to the business of the Primary Parties, taken as a whole, and to those properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or as are not material to the business of the Primary Parties, taken as a whole; and all of the leases and subleases material to the business of the Primary Parties, taken as a whole, under which the Primary Parties hold properties, including those described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect.

(u)          The Primary Parties have received an opinion of their special counsel, Luse Gorman, PC, with respect to the federal income tax consequences of the Conversion and the opinion of its tax advisor, Crowe Horwath, LLP, with respect to the Arizona and New Mexico income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; and all material aspects of such opinions are accurately summarized in the Registration Statement and the Prospectus.  The facts upon which such opinions are based are truthful, accurate and complete in all material respects.  None of the Primary Parties has taken or will take any action inconsistent therewith.

(v)          Except as disclosed in the Prospectus, each of the Primary Parties has or will have as of the Closing Date all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus, subject to approval or confirmation by the Federal Reserve Board or any other applicable regulator of the final Appraisal.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Primary Parties.  This Agreement has been validly executed and delivered by each of the Primary Parties and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of each of the Primary Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and

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except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to applicable federal law and the rules, regulations and policy of the Federal Reserve Board or the FDIC).

(w)         Except as disclosed in the Prospectus, since January 1, 2015, none of the Primary Parties has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any governmental entity or regulatory authority, agency, court, commission, or other administrative entity (“Governmental Entity”), or has adopted any board resolutions relating to such matters as are material to the business of the Primary Parties at the request of any Governmental Entity, or has been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking.  There are no unresolved violations, criticisms or exceptions by any Governmental Entity with respect to any report or statement relating to any examinations of the Primary Parties, which would reasonably be expected to materially affect the Conversion, the performance by the Primary Parties of their duties and obligations under this Agreement, the consummation of the transactions contemplated in the Plan or which would reasonably be expected to result in a Material Adverse Effect.

(x)           None of the Primary Parties is in violation of any directive received from any Governmental Entity to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Federal Reserve Board, the OCC and the FDIC) except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect and, except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any Governmental Entity, pending or, to the knowledge of any of the Primary Parties, threatened, which might materially and adversely affect the Conversion or the Offering, or which might result in any Material Adverse Effect.

(y)          The consolidated financial statements, schedules and notes related thereto, which are included in the Registration Statement, the General Disclosure Package and the Prospectus, fairly present the consolidated balance sheets, statements of comprehensive income (loss), statements of changes in stockholders’ equity and statements of cash flows of the Mid-Tier Holding Company at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations, Regulation S-X and the Conversion Regulations.  Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the FDIC, and the Mid-Tier Holding Company with the Federal Reserve Board, except that accounting principles employed in such regulatory filings conform to the requirements of the FDIC and the Federal Reserve Board and not necessarily to GAAP.  The other financial, statistical and pro forma information and related notes included in the

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Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein on a basis consistent with the audited financial statements of the Mid-Tier Holding Company included in the Registration Statement, the General Disclosure Package and the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(z)          The Primary Parties carry, or are covered by, insurance in such amounts and covering such risks as the Primary Parties deem adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in a similar industry.

(aa)        Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, and except as disclosed in the General Disclosure Package and the Prospectus:  (i) there has not been any material adverse change, financial or otherwise, in the condition of the Primary Parties, considered as one enterprise, or in the earnings, capital, properties, business or prospects of the Primary Parties, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of any of the Primary Parties or in the principal amount of the Primary Parties’ consolidated assets, which are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of any of the Primary Parties; nor has any of the Primary Parties issued any securities (other than in connection with the incorporation of the Holding Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by any of the Primary Parties other than those in the ordinary course of business or as described in the Registration Statement, the General Disclosure Package or the Prospectus; (iv) there has been no material adverse change in any of the Primary Parties’ relationship with its insurance carriers, including, without limitation, cancellation or other termination of any of the Primary Parties’ fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of any of the Primary Parties; (vi) none of the Primary Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) none of the Primary Parties has defaulted in the payment of principal or interest on any outstanding debt obligations; (viii) the capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and (ix) none of the Primary Parties has any material liabilities, contingent or otherwise, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(bb)        None of the Primary Parties is (i) in violation of its respective charter or certificate or articles of incorporation, as applicable, or bylaws (and none of the Primary Parties will be in violation of its charter or certificate or articles of incorporation, as applicable, or bylaws upon completion of the Offering and the Conversion), or (ii) in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture, mortgage, or other instrument to which it is a party or

15

by which it or any of its property may be bound, or to which any of the property or assets of the Primary Parties is subject, except in the case of clause (ii) above only, for defaults that would not, individually or in the aggregate, have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not:  (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Primary Parties pursuant to (x) its respective charter or certificate or articles of incorporation, as applicable, or bylaws of any of the Primary Parties, or (y) any material contract, lease or other instrument in which any of the Primary Parties has a beneficial interest, or (z) any applicable law, rule, regulation or order, except in the case of clause (y) above only, that would not, individually or in the aggregate, have a Material Adverse Effect; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Primary Parties; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.

(cc)        All documents made available or delivered by, or to be made available or delivered by, the Primary Parties or their representatives in connection with the issuance and sale of the Offer Shares, including records of account holders and depositors of the Bank, or in connection with the Agent’s exercise of its due diligence, except for those documents that were prepared by parties other than the Primary Parties or their representatives, were on the dates on which they were made available or delivered, true, complete and correct in all material respects.

(dd)        Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and, except for any shares that are necessary to incorporate the Holding Company which will be cancelled on the Closing Date, no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Registration Statement, the General Disclosure Package and the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the Bank ’34 Employee Stock Ownership Plan (the “ESOP”) with funds borrowed from the Holding Company to the extent payment therefor in cash has not been received by the Holding Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(ee)        No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any of the Primary Parties in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, permit or any other instrument or agreement to which the Primary Parties or by which any of them or any of their respective property is bound or affected that, in

16

any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the Primary Parties that are a party thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and no other party to any such agreement has instituted or, to the knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder where such action or proceeding, if determined adversely to the Primary Parties, would have a Material Adverse Effect.

(ff)         There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus that are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the General Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus are fairly summarized in all material respects.  No party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, the Conversion Application, the OCC Application and the Holding Company Application, and, to the knowledge of the Primary Parties, no such termination has been threatened by any party to any such contract or agreement.

(gg)       Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Primary Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources as described in the Registration Statement, the General Disclosure Package and the Prospectus in the ordinary course of its business.

(hh)       Except for the Bank 34 401(k) Savings Plan and the ESOP, none of the Primary Parties maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Primary Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Primary Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Primary Parties, and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect.  There are no pending or, to the knowledge of the Primary Parties, threatened, claims by

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or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(ii)          No approval of any Governmental Entity is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission, the Federal Reserve Board and the OCC and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the FINRA or the NASDAQ Stock Market.

(jj)          Briggs & Veselka Co., which has opined on the audited consolidated financial statements of the Mid-Tier Holding Company included in the Registration Statement, the General Disclosure Package and the Prospectus, has advised the Primary Parties in writing that it is, with respect to the Primary Parties, an independent registered public accounting firm within the applicable rules of the Public Company Accounting Oversight Board (United States).

(kk)        Keller & Company, Inc., which has prepared the Holding Company’s appraisal of the aggregate pro forma market value of the Common Stock (the “Appraisal”), has advised the Primary Parties in writing that it is independent of the Primary Parties within the meaning of the Conversion Regulations and is believed by the Primary Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Primary Parties believe that Keller & Company, Inc. has prepared the pricing information set forth in the Registration Statement, the General Disclosure Package and the Prospectus in accordance with the requirements of the Conversion Regulations.

(ll)          The Primary Parties have timely filed or extended all required federal, state and local income and franchise tax returns required to be filed; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Primary Parties have timely paid all taxes that have become due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.  The Primary Parties have no knowledge of any tax deficiency that has been or might be assessed against them which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect.  All material tax liabilities have been adequately provided for in the financial statements of the Primary Parties in accordance with GAAP.  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Primary Parties or with the issuance or sale by the Holding Company of the Shares.

(mm)      Each of the Primary Parties is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules promulgated thereunder.  The Bank has established compliance programs in accordance with and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable rules or regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental entity or body

18

pending or, to the knowledge of the Primary Parties, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any rules or regulations promulgated thereunder.  None of the Primary Parties nor, to the Primary Parties’ knowledge, any director, officer, employee or agent or other person associated with or acting on behalf of the Primary Parties has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn)       All Sales Information (as defined in Section 9(a)) used by the Holding Company in connection with the Conversion that is required by the Federal Reserve Board to be filed has been filed with the Federal Reserve Board or any other applicable regulator.

(oo)       To the knowledge of the Primary Parties, except for the loan by the Holding Company to the ESOP to fund the purchase of up to 10% of the Shares in the Offering, none of the Primary Parties or the employees of the Primary Parties has made any payment of funds of the Primary Parties as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(pp)       None of the Primary Parties has:  (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Registration Statement, the General Disclosure Package and the Prospectus; (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company; and (c) shares of Company Common Stock upon the vesting of restricted stock awards); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement in connection with the Conversion and the Offering except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

(qq)       The Primary Parties have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Conversion.

(rr)         None of the Primary Parties is, or intends to conduct business in a manner which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(ss)        To the knowledge of the Primary Parties, none of the Primary Parties or any properties owned or operated by any of the Primary Parties is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that,

19

individually or in the aggregate, would not have a Material Adverse Effect.  There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Primary Parties, threatened relating to the liability of any property owned or operated by the Primary Parties under any Environmental Law.  To the knowledge of the Primary Parties, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Primary Parties relating to any Environmental Law.  For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(tt)         The Mid-Tier Holding Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The books, records and accounts and systems of internal accounting control of the Mid-Tier Holding Company and its subsidiaries comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  The Mid-Tier Holding Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the rules and regulations of the 1934 Act (the “1934 Act Regulations”) that are effective in ensuring that the information it is or will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to such company’s management (including its chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms.  To the knowledge of the Primary Parties, Briggs & Veselka Co. and the Audit Committee of the Board of Directors of the Mid-Tier Holding Company have been advised of:  (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that could adversely affect the Primary Parties’ ability to record, process, summarize and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Primary Parties’ internal accounting controls.

(uu)       All of the loans represented as assets of the Bank in the Registration Statement, the General Disclosure Package and the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation,

20

truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

(vv)        To the knowledge of the Primary Parties, there are no affiliations or associations between any member of the FINRA and any of the Primary Parties’ officers, directors or 5% or greater security holders, except as set forth in the Registration Statement, the FINRA filings or the Prospectus.

(ww)      The Holding Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Luse Gorman, PC.

(xx)         Any certificates signed by an officer of any of the Primary Parties pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Primary Party to the Agent as to the matters covered thereby with the same force and effect as if such representation and warranty were set forth herein.

(yy)       The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus, the General Disclosure Package and the Registration Statement are based on or derived from sources that the Primary Parties believe were reliable and accurate at the time such documents were declared effective, first used or filed with the Commission, as applicable.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 5.  Representations and Warranties of the Agent.  The Agent represents and warrants to the Primary Parties as follows:

(a)          The Agent is a corporation and is validly existing and in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

(b)          The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)          Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary, to perform such services; and the Agent is a

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registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Holding Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d)          The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(e)          No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)           There is no suit or proceeding or charge or action pending before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, threatened, which might materially adversely affect the Agent’s performance under this Agreement.

(g)          The Agent is registered as a broker-dealer pursuant to Section 15(b) of the 1934 Act and is a member of FINRA.

(h)          Any funds received in the Offering by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the 1934 Act Regulations to the extent applicable.

Section 6.  Covenants of the Primary Parties.  The Primary Parties hereby jointly and severally covenant and agree with the Agent as follows:

(a)          The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement, or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(b)          If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurs an event or development the result of which would be that such Issuer-Represented Free Writing Prospectus would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Holding Company will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented, and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Information.

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(c)          Each of the Primary Parties agrees that, unless it obtains the prior consent of the Agent, which shall not be unreasonably withheld, conditioned or delayed, and the Agent agrees that, unless it obtains the prior consent of the Primary Parties, which shall not be unreasonably withheld, conditioned or delayed, each will not make any offer relating to the Offer Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission.  The Holding Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission when and if required, legending and record keeping.  The Primary Parties need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

(d)          The Primary Parties will not, at any time after the Conversion Application is approved by the Federal Reserve Board and any other applicable regulator, file any amendment or supplement to the Conversion Application without providing the Agent and its counsel an opportunity to review such amendment or supplement, or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(e)          The Holding Company will not, at any time after the Holding Company Application is approved by the Federal Reserve Board and any other applicable regulator, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment, or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(f)           The Holding Company will not, at any time after the OCC Application is approved by the OCC and any other applicable regulator, file any amendment or supplement to such OCC Application without providing the Agent and its counsel an opportunity to review such amendment, or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(g)          The Primary Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the Conversion Application, the Holding Company Application or the OCC Application to be approved by the Federal Reserve Board, the OCC or any other applicable regulator and will immediately upon receipt of any information concerning the events listed below notify the Agent:  (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, the Holding Company Application or the OCC Application, as amended, has been approved by the Federal Reserve Board, the OCC or any other applicable regulator; (iii) of any comments from the Commission, the Federal Reserve Board, the OCC or any other applicable regulator or any other governmental entity with respect to the Conversion contemplated by this Agreement; (iv) of the request by the Commission, the

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Federal Reserve Board, the OCC or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, the Holding Company Application or the OCC Application or for additional information; (v) of the issuance by the Commission, the Federal Reserve Board, the OCC or any other governmental entity of any order or other action suspending the Conversion or the use of the Registration Statement or the Prospectus or any other filing of the Primary Parties under the Conversion Regulations, or other applicable law, or the threat of any such action; or (vi) of the issuance by the Commission, the Federal Reserve Board, the OCC or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose.  The Primary Parties will make every reasonable effort (i) to prevent the issuance by the Commission, the Federal Reserve Board, the OCC or any other federal or state authority of any such order and (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(h)          The Primary Parties will deliver to the Agent and to its counsel as many conformed copies of the Registration Statement, the Conversion Application, the Holding Company Application and the OCC Application as originally filed and of each amendment or supplement thereto, including all exhibits as reasonably requested by the Agent.

(i)           The Primary Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.  The Holding Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(j)           The Primary Parties will comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the Offering imposed by the Commission, the Federal Reserve Board or any other applicable regulator or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Primary Parties will comply, at their own expense, with all material requirements imposed upon them by the Commission, the Federal Reserve Board or any other applicable regulator or the Conversion Regulations, by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act Regulations, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.  The Holding Company will comply with all undertakings contained in the Registration Statement.

(k)          If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any of the Primary Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Holding Company and in the opinion of the Agent’s counsel, to amend or supplement the Registration Statement or the

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Prospectus in order to make the Registration Statement or the Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Holding Company will immediately so inform the Agent and prepare and file, at its own expense, with the Commission, the Federal Reserve Board, the OCC or any other applicable regulator, and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or the Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) that will amend or supplement the Registration Statement or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.  For the purpose of this Agreement, the Holding Company will timely furnish to the Agent such information with respect to the Primary Parties as the Agent may from time to time reasonably request.

(l)           The Holding Company will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Holding Company or to exempt such Shares from registration, or to exempt the Holding Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Holding Company may reasonably agree upon; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction.  In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(m)          The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the Conversion Regulations, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Stock in the event of a complete liquidation of the Bank.

(n)          The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of its shares of the Common Stock, other than the Shares or other than in connection with any plan or arrangement described in the Prospectus.

(o)          The Holding Company will register the Common Stock under Section 12(b) of the 1934 Act no later than the Closing Date.  The Holding Company shall maintain the effectiveness of such registration under the 1934 Act for not less than three years from the time of effectiveness or such shorter period as may be required by the Federal Reserve Board or any other applicable regulator.

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(p)          During the period during which the Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Holding Company (including consolidated balance sheets, consolidated statements of comprehensive income, consolidated statements of shareholders’ equity and consolidated statements of cash flows of the Holding Company and its subsidiaries as at the end of and for such year, audited by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the effective time of the Registration Statement) financial information of the consolidated Holding Company for such quarter in reasonable detail.

(q)          During the period of three years from the date hereof, the Holding Company will furnish to the Agent:  (i) as soon as practicable after such information is publicly available, a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders); (ii) a copy of each other nonconfidential report of the Holding Company mailed to its shareholders or filed with the Commission, the Federal Reserve Board, the OCC or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (iii) each press release and material news items and additional documents and information with respect to the Holding Company or the Bank as the Agent may reasonably request; and (iv) from time to time, such other nonconfidential information concerning the Holding Company or the Bank as the Agent may reasonably request.  The Holding Company shall be deemed to have furnished to the Agent all documents and reports that the Holding Company files with the Commission through the Commission’s EDGAR System concurrently with such filings.

(r)           The Holding Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(s)          The Holding Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Holding Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(t)           The Holding Company will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Offer Shares in the Offering with the Bank, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s or the Bank’s obligation to refund payments received from persons subscribing for or ordering Offer Shares in the Offering in accordance with the Plan and as described in the Registration Statement, the General Disclosure Package and the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal

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authorizations canceled in accordance with the Plan and as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Holding Company will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Holding Company to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(u)          The Holding Company will report the use of proceeds of the Offering on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the 1934 Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the 1933 Act Regulations.

(v)          The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(w)         The Holding Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130.

(x)          None of the Primary Parties will amend the Plan without the consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

(y)          The Holding Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Holding Company in allocating the Shares in such event, and such information shall be accurate and reliable in all material respects.

(z)          Prior to the Closing Date, the Holding Company will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(aa)        The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agent.

(bb)       Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Primary Parties will have:  (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Registration Statement, the General Disclosure Package and the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Primary Parties, taken as a whole.

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(cc)        Until the Closing Date, the Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC, the Federal Reserve Board and the OCC.

(dd)        The facts and representations provided to Luse Gorman, PC and Vedder Price P.C. by the Primary Parties and upon which each of Luse Gorman, PC and Vedder Price P.C. will base its opinion under Sections 8(c) and 8(d), respectively, are and will be truthful, accurate and complete.

(ee)        The Primary Parties will not distribute any offering material in connection with the Offering except for the Registration Statement, the General Disclosure Package and the Prospectus and any Sales Information that has been filed as an exhibit to the Registration Statement and with the Conversion Application and authorized for use by the Commission and the Federal Reserve Board or any other applicable regulator.  The information contained in any Sales Information shall not conflict with the information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(ff)         The Holding Company will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by the Commission.

(gg)       The Primary Parties will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(hh)       The Primary Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 8.

Section 7.  Payment of Expenses.  Whether or not the Conversion is completed or the sale of the Shares by the Holding Company is consummated, the Primary Parties jointly and severally agree to pay or reimburse the Agent for:  (a) all filing fees in connection with all filings related to the Offering and the Conversion with the FINRA; (b) any stock issue or transfer taxes that may be payable with respect to the sale of the Shares; (c) subject to Section 2(d), all expenses of the Conversion, including but not limited to the Agent’s attorneys’ fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering.  In the event the Holding Company is unable to sell the minimum number of shares necessary to complete the Conversion or the Conversion is terminated or otherwise abandoned, the Primary Parties shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

Section 8.  Conditions to the Agent’s Obligations.  The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not

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waived in writing by the Agent, (1) to the condition that all representations and warranties of the Primary Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, (2) to the condition that the Primary Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and (3) to the following further conditions:

(a)          At the Closing Date, the Primary Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations (except to the extent waived or otherwise approved by the Federal Reserve Board and any other applicable regulator) and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the Federal Reserve Board, the OCC or any other applicable regulator.

(b)          The Registration Statement shall have been declared effective by the Commission, and the Conversion Application, the Holding Company Application and the OCC Application shall have been approved by the Federal Reserve Board and the OCC not later than 5:30 p.m. on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefor initiated or, to the Primary Parties’ knowledge, threatened by the Commission, the Federal Reserve Board, the OCC or any other federal or state authority.

(c)          At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Luse Gorman, PC, special counsel for the Primary Parties, which shall also state that Vedder Price P.C. may rely on such opinion in rendering its opinion pursuant to Section 8(d) of this Agreement, in form and substance as attached hereto as Exhibit C.

(d)          At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Vedder Price P.C., special counsel for the Agent, in form and substance as reasonably acceptable to the Agent.

(e)          A blue sky memorandum from Luse Gorman, PC relating to the Offering, including the Agent’s participation therein, shall have been furnished to the Holding Company prior to the mailing of the Prospectus with a copy thereof addressed to the Agent or upon which Luse Gorman, PC shall state the Agent may rely.  The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(f)           At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Primary Parties in form and substance reasonably satisfactory to the Agent’s counsel, dated as of such Closing Date, to the effect that:  (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement

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of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, no event has occurred that should have been set forth in an amendment or supplement to the Prospectus that has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, business or prospects of the Primary Parties independently, or of the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business and the conditions set forth in this Section 8 have been satisfied; (iii) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, including the conditions contained in this Section 8; (v) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the knowledge of the Primary Parties, threatened by the Commission or any state authority; (vi) no order suspending the Conversion, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of the Primary Parties, threatened by the Federal Reserve Board, the OCC or any other federal or state authority; and (vii) to the knowledge of the Primary Parties, no person has sought to obtain regulatory or judicial review of the final action of the Federal Reserve Board, the OCC or any other applicable regulator approving the Conversion.

(g)          None of the Primary Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been any Material Adverse Effect that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(h)          Prior to and at the Closing Date:  (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, results of operations or business of the Primary Parties considered as one enterprise, from and as of the latest date as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) none of the Primary Parties shall have received from any Governmental Entity any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a Material Adverse Effect; (iii) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the

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Prospectus, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; (v) no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Conversion or the Offering, and no statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Conversion or the Offering; and (vi) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Primary Parties.

(i)           Concurrently with the execution of this Agreement, the Agent shall receive a letter from Briggs & Veselka Co., dated as of the date hereof and addressed to the Agent:  (i) confirming that Briggs & Veselka Co. is an independent registered public accounting firm within the applicable rules of the Public Company Accounting Oversight Board (United States) and stating in effect that, in its opinion, the financial statements and related notes of the Mid-Tier Holding Company as of December 31, 2015 and 2014 and for the year ended December 31, 2015 and the six months ended December 31, 2014, covered by their opinion included in the Registration Statement and the Prospectus, and the review of the three months ended March 31, 2016 and 2015, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the Commission and the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States)) consisting of a review (in accordance with Statement of Auditing Standards No. 100, Interim Financial Information) of the unaudited interim financial statements of the Mid-Tier Holding Company prepared by the Mid-Tier Holding Company and from which the “Recent Developments” information included in the Prospectus was derived, a reading of the minutes of the meetings of the Boards of Directors and committees of each of the Primary Parties and consultations with officers of the Mid-Tier Holding Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that:  (A) such unaudited interim financial statements and “Recent Developments” information included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the Commission, and GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; or (B) during the period from the date of the recent developments financial information included in the “Recent Developments” section of the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Registration Statement and the Prospectus, there was any increase in long-term debt of the Mid-Tier Holding Company, other than normal deposit fluctuations for the Mid-Tier Holding Company, or decreases in the total assets, total loans, the allowance for loan losses, total deposits or total equity of the Mid-Tier Holding Company and (C) during the period from the date of the “Recent Developments” financial information included in the Registration Statement and the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Registration Statement and the Prospectus, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Mid-Tier Holding Company; and (iii) stating that, in addition to the

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audit referred to in its opinion included in the Registration Statement and the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (i), it has compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the Mid-Tier Holding Company, the accounting system and other data prepared by the Mid-Tier Holding Company, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Registration Statement, the General Disclosure Package and the Prospectus as the Agent may reasonably request; and it has found such amounts and percentages to be in agreement therewith (subject to rounding).

(j)           At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Briggs & Veselka Co. in the letter delivered by it pursuant to subsection (i) of this Section 8, the “specified date” referred to in clause (i) of subsection (j) to be a date specified in the letter required by this subsection (j) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(k)          At the Closing Date, the Holding Company shall receive a letter from Keller & Company, Inc., dated the Closing Date (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Holding Company including the Bank, as most recently updated, remains in effect.

(l)           To the extent a sale or other disposition or transfer of shares of common stock or other securities of the Holding Company is not otherwise prohibited by applicable law or regulation for the duration of the time period provided therein, each of the persons set forth on Exhibit D hereto shall deliver to the Agent a “lock-up” agreement, each in substantially the form of Exhibit E hereto, relating to the sales and certain other dispositions or transfers of shares of Common Stock or certain other securities of the Holding Company on or before the date hereof and shall be in full force and effect on the Closing Date.

(m)         At or prior to the Closing Date, the Agent shall receive:  (i) a copy of the letters from the Federal Reserve Board, the OCC and any other applicable regulator approving the Conversion Application, the Holding Company Application and the OCC Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission that declared the Registration Statement effective; (iii) certificates from the Federal Reserve Board evidencing the valid existence of the MHC and the Mid-Tier Holding Company; (iv) a certificate from the OCC evidencing the good standing of the Bank; (v) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (vi) a certificate from the FHLB-Dallas evidencing the Bank’s membership therein; (vii) a certificate from the Federal Reserve Bank-Dallas evidencing the Bank’s membership therein; (viii) a certificate from the Maryland State Department of Assessments and Taxation evidencing the good standing of the Holding Company; and (ix) such other documents and certificates as the Agent may reasonably request.

(n)          Subsequent to the date hereof, there shall not have occurred any of the following:  (i) a suspension or limitation in trading in securities generally on the New York Stock

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Exchange (the “NYSE”) or in the over-the-counter market, or quotations halted generally on the NASDAQ Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or by order of the Commission or any other governmental authority other than temporary trading halts; (ii) a general moratorium on the operations of commercial banks, or a general moratorium on the withdrawal of deposits from commercial banks declared by federal or state authorities; (iii) the engagement by the United States in hostilities that have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline is so material and adverse, in the Agent’s reasonable judgment, to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(o)          At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Primary Parties in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(p)          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent.  Any certificate signed by an officer of any of the Primary Parties and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Primary Party to the Agent as to the statements made therein.

Section 9.  Indemnification.

(a)          Each of the Primary Parties jointly and severally agrees to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act (collectively, “Related Persons”), against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses (subject to the limitation set forth in the last sentence of subsection (c) below, joint or several, that the Agent or any Related Person may suffer or to which the Agent and any Related Person may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expense (including reasonable fees and disbursements of counsel) incurred by the Agent or Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions:  (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the

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Holding Company Application (or any amendment or supplement thereto), the OCC Application (or any amendment or supplement thereto) or any instrument or document executed by the Primary Parties or based upon written information supplied by the Holding Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Primary Parties as a broker-dealer or their officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication (“Sales Information”) prepared, made or executed by or on behalf of the Primary Parties with their consent and based upon written or oral information furnished by or on behalf of the Primary Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer–Represented General Free Writing Prospectus, the Conversion Application (or any amendment or supplement thereto) the Holding Company Application (or any amendment or supplement thereto), the OCC Application (or any amendment or supplement thereto), any Blue Sky Application or any Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, the Conversion Application, the Holding Company Application, the OCC Application, any Blue Sky Application or any Sales Information made in reliance upon and in conformity with information furnished in writing to the Holding Company, by the Agent or its counsel regarding the Agent, or written statements or omissions contained in any Sales Information regarding the Agent or (b) to the extent that any loss, claim, damage, liability or expense is found in a final judgment of a court of competent jurisdiction to have resulted primarily from the Agent’s gross negligence, bad faith or willful misconduct.

(b)          The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers and each person, if any, who controls the Holding Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise) and to promptly reimburse the Primary Parties and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions:  (i) arise out of or are based upon any untrue statement or alleged untrue statement of

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a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), the OCC Application (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Application or any Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), the OCC Application (or any amendment or supplement thereto), any Blue Sky Application or any Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), the OCC Application (or any amendment or supplement thereto), any Blue Sky Application or any Sales Information in reliance upon and in conformity with information furnished in writing to the Holding Company or the Bank, by the Agent or its counsel regarding the Agent, or written statements or omissions contained in any Sales Information regarding the Agent.

(c)          Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened) or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise.  An indemnifying party may participate at its own expense in the defense of such action.  In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.  To the extent required by law, Section 9 hereof is subject to and limited by Sections 23A and 23B of the Federal Reserve Act and Part 359 of the FDIC Regulations.  The Primary Parties and the Agent shall be liable for any settlement of any claim against the other (or their respective directors, officers, employees, affiliates or controlling persons), made with the consent of the other party, which consent shall not be unreasonably withheld.  Neither the

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Primary Parties nor the Agent shall, without the written consent of the other, settle or compromise any claim against themselves based upon circumstances giving rise to an indemnification claim hereunder unless such settlement or compromise proves that the non-settling party and the other parties hereunder shall be unconditionally and irrevocably released from all liability in respect of such claim.

Section 10.  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held in a final judgment by a court to be unavailable from the Primary Parties or the Agent, the Primary Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Primary Parties or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Offering, and the Primary Parties shall be responsible for the balance.  If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Primary Parties on the one hand and the Agent on the other from the Offering (after deducting expenses).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 10.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim.  It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 9(b) or this Section 10 that in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement.  It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement.  No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.  The obligations of the Primary Parties under this Section 10 and under Section 9 shall be in addition to any liability that the Holding Company and the Agent may otherwise have.  For purposes of this Section 10, each of the

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Agent’s and the Primary Parties’ officers and directors and each person, if any, who controls the Agent or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent on the one hand, or, the Primary Parties on the other hand.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10.  To the extent required by law, Section 10 hereof is subject to and limited by Sections 23A and 23B of the Federal Reserve Act and Part 359 of the FDIC Regulations.

Section 11.  Termination.  The Agent may terminate this Agreement by giving the notice indicated below in Section 12 at any time after this Agreement becomes effective as follows:

(a)          If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE or NASDAQ shall have suspended (except that this shall not apply to the imposition of NYSE or NASDAQ trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority that has a material effect on the Primary Parties on a consolidated basis; or if there shall have been a Material Adverse Effect on the Primary Parties, or if any of the Primary Parties shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

(b)          In the event the Holding Company fails to sell the required minimum number of the Shares by the date when such sales must be completed in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Holding Company to each person who has subscribed for or ordered any of the Shares the full amount that it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 2(d), 9 and 10 hereof.

(c)          If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Holding Company of such cancellation in writing or by electronic mail at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 9 and 10 hereof.

If the Agent elects to terminate this Agreement as provided in this Section, the Holding Company and the Bank shall be notified promptly by telephone or electronic mail, confirmed by letter.

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Any of the Primary Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured within a reasonable time period after such Primary Party has provided the Agent with written notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12.  Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, NY 10019, Attention:  Chief Counsel – Investment Banking (with a copy to Vedder Price P.C., 222 North LaSalle Street, Suite 2600, Chicago, Illinois 60601, Attention:  Jennifer Durham King, Esq.) and, if sent to any of the Primary Parties, shall be mailed, delivered or telegraphed and confirmed to the Bank at 500 East 10th Street, Alamogordo, New Mexico 88310, Attention:  Jill Gutierrez, Chief Executive Officer (with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015, Attention:  Eric Luse, Esq.)

Section 13.  Parties.  The Primary Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned.  The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Primary Parties, when the same shall have been given by the undersigned or any other officer of any of the Primary Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Primary Parties and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Section 14.  Closing.  The closing for the sale and issuance of the Shares (the “Closing”) shall take place on the Closing Date at the offices of Luse Gorman, PC or at such other location as mutually agreed upon by the Agent and the Primary Parties.  At the Closing, the Primary Parties shall deliver to the Agent in immediately available funds the commissions, fees and expenses due and owing to the Agent as set forth in Section 2 hereof, and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15.  Partial Invalidity.  In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16.  Governing Law and Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

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Section 17.  Counterparts.  This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 18.  Entire Agreement.  This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing that expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged.  No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 19.  Survival.  The respective indemnities, representations and warranties of the Primary Parties and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or the Primary Parties or any of their respective officers or directors or any person controlling the Primary Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 20.  Waiver of Trial by Jury.  EACH OF THE AGENT AND THE PRIMARY PARTIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

Section 21.  Successors.  Except as provided for in Section 9, this Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and directors, officers and controlling persons and no other person will have any right or obligation hereunder.

If the foregoing correctly sets forth the arrangement among the Primary Parties and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

[Remainder of page intentionally blank]

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Very truly yours,

BANK 34	BANCORP 34, INC.

By Its Authorized Representative:	By Its Authorized Representative:

/s/ Jill Gutierrez	/s/ Jill Gutierrez
Name: Jill Gutierrez	Name: Jill Gutierrez
Title: Chief Executive Officer	Title: Chief Executive Officer

AF MUTUAL HOLDING COMPANY	ALAMOGORDO FINANCIAL CORP.

By Its Authorized Representative:	By Its Authorized Representative:

/s/ Jill Gutierrez	/s/ Jill Gutierrez
Name: Jill Gutierrez	Name: Jill Gutierrez
Title: Chief Executive Officer	Title: Chief Executive Officer

Accepted as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By its Authorized Representative

/s/ James T. Crotty
Name: James T. Crotty
Title: Director